Exhibit 99.1

Immune Pharmaceuticals Announces Adjournment of Annual Meeting of Stockholders and Provides Business Update

•	5 of 6 proposals pass with shareholder approval
•	Meeting adjourned solely with respect to Proposal 4 – Ratification of the Reverse Stock Split
•	Company outlines key corporate and clinical milestones for 2018

Englewood Cliffs, NJ (February 20, 2018) – Immune Pharmaceuticals, Inc. (NASDAQ; IMNP) (“Immune” or the “Company”) a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases, announced today that its Annual Meeting of Stockholders, held on February 15, 2018, was convened on Proposals 1, 2, 3, 5 and 6, each as set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on January 26, 2018, with all such proposals having been ratified and approved in accordance with applicable law, rules and regulations.

The Company adjourned the meeting with respect to Proposal 4 - Ratification of the Reverse Stock Split, which requires a minimum of 50% of the outstanding shares of the Company’s common stock (as of the Record Date (as such term is defined in the Proxy Statement)) to vote in favor of the proposal. The Annual Meeting will resume with respect to Proposal 4 on Friday, February 23, 2018 at 1:00 p.m. local time, at the offices of Nixon Peabody LLP, 55 W. 46th Street, 24th Floor, New York, NY 10036.

For clarification regarding Proposal 4, Immune is not seeking approval for an additional reverse stock split. It is seeking to ratify the shareholder vote of December 2016 in which its shareholders approved an amendment to its Certificate of Incorporation to effect a reverse stock split of its common stock.

Immune will continue to solicit proxies from stockholders with respect to Proposal 4 during the period of the adjournment. Only stockholders of record on the record date of December 1, 2017 are entitled and are being requested to vote. No further action is required by any stockholder who has submitted his or her proxy card. The Company’s Board of Directors and management respectfully request all such holders as of the record date who have not yet voted their shares to do so by 11:59 p.m. EST on Thursday, February 22, 2018.

Elliot Maza, President and CEO of Immune, commented, “We are grateful for the continued support of our shareholders. We have made significant progress over the past nine months and believe we have positioned Immune to execute on numerous corporate and clinical value-driving events over the course of 2018.”

Cytovia Oncology, Inc. (“Cytovia”) Spin-Off Update

Progress continues on Immune’s previously announced spin-off of Cytovia, Inc. and the distribution of Cytovia’s shares to Immune’s shareholders.

The Company expects to file an initial Form 10 Registration Statement to allow for registration of Cytovia’s common stock with the SEC following the filing of Immune’s Form 10-K for the year ended December 31, 2017, which is due by March 31, 2018. The Form 10, which includes audited financial statements for Cytovia for years ended December 31, 2017 and 2016, does not register Cytovia’s common stock for sale or re-sale, and following the effectiveness of the Form 10, Cytovia’s common stock will remain restricted. However, upon effectiveness, Cytovia will be subject to the reporting requirements of the Securities Exchange Act and must file annual reports on Form 10-K, quarterly reports on Form 10-Q and periodic reports on Form 8-K.

The distribution of Cytovia’s common stock to Immune’s shareholders as a dividend, followed by the listing of Cytovia’s common stock on an exchange will be subject to several conditions. In particular, Cytovia must raise sufficient working capital and implement certain operating plans within a specified period of time following the effectiveness of the Form 10. Accordingly, the record date for determining eligibility to receive Cytovia shares as a dividend in the spin-off will not be determined until the date of effectiveness is close, as is customary for such transactions. Daniel Teper, Immune’s former CEO and current CEO of Cytovia, has been finalizing these plans and working with Immune’s management to complete the complex business and financial disclosures required by the SEC to be included in the Form 10.

“Moving forward, Cytovia will focus on the development and commercialization of novel oncology and hematology therapeutics, led by Ceplene®, an immunotherapy treatment used in combination with low dose interleukin 2 for the maintenance of remission in patients with acute myeloid leukemia,” stated Mr. Maza.

“The successful completion of the spin-off of Cytovia has demanded significant resources from Immune’s management, corporate counsel and external auditors, and this undertaking has required more time than originally anticipated. However, we have made significant progress in advancing this process. The filing of the Form 10 is an important step in the separation of the oncology asset portfolio from Immune’s core assets, bertilimumab and NanoCyclo. We expect to file the Form 10 following the filing of our Form 10-K, which is due by March 31, 2018,” Maza added.

Bertilimumab Clinical Update

Bertilimumab is a first-in-class human monoclonal antibody that blocks eotaxin-1, which is a pro-inflammatory chemokine. Eotaxin-1 causes eosinophils to migrate toward sites of inflammation, where they release substances that damage tissue and enhance inflammation. By neutralizing eotaxin-1, bertilimumab may have use in treating a variety of inflammatory conditions. Bertilimumab is currently in phase 2 clinical trials for bullous pemphigoid (BP) and ulcerative colitis (UC).

Bullous Pemphigoid Phase 2 Clinical Trial (BP-01)

BP-01 is the Company’s ongoing phase 2 open-label, proof-of-concept trial evaluating the safety and efficacy of bertilimumab with moderate to extensive BP.

Dr. Sharon Baum of Sheba Medical Center, a BP-01 investigator, presented positive interim results of the IMNP BP-01 trial in the Late-Breaking Research Forums during the 2018 American Academy of Dermatology (AAD) Annual Meeting in San Diego, CA on February 17. The positive interim results, previously announced by the Company on September 27, 2017, included:

•	Excellent safety and tolerability of 3 bertilimumab doses
•	85% reduction in BPDAI Total Activity Index (p=0.0096)
•	All subjects achieved a >50% improvement; four of the six achieved >90% improvement
•	Mean initial prednisone dose of 26 mg (0.34 mg/kg) tapered to 9 mg (0.13 mg/kg) (p=0.0145)
•	Standard regimen would have begun at ~60 mg and been at ~30 mg by Day 84
•	Subjects spared over 2,500 mg prednisone over 84 days

“The AAD conference is a prestigious scientific meeting, and we were very pleased to have Dr. Baum present the positive phase 2 results to a vast audience of leading dermatologists,” stated Tony Fiorino, M.D., Ph.D., Chief Medical Officer and Chief Operating Officer of Immune. “Importantly, we had the opportunity to discuss at length our phase 2/3 study design with our Scientific Advisory Board members who were enthusiastic about the interim results and the prospects for bertilimumab in bullous pemphigoid.”

BP Expected Near-Term Milestones

•	Complete patient enrollment in Q1 2018
•	Report additional bertilimumab BP data in Q2 2018
•	Conduct end of phase 2 meeting with FDA in 2H 2018
•	Complete process development for new process bertilimumab for manufacturing in Q4 2018
•	Complete protocol development and conduct site selection for a phase 2/3 pivotal BP study to begin in 2019

Ulcerative Colitis Phase 2 Clinical Trial (UC-01)

UC-01 is the Company’s ongoing randomized, double-blind, placebo-controlled phase 2 clinical trial evaluating bertilimumab in patients with active moderate to severe UC. The primary objective of this trial is to evaluate the safety and efficacy of bertilimumab.

UC Expected Near-Term Milestones

•	Complete patient enrollment in Q3 2018
•	Report top-line results in Q1 2019

NanoCyclo Clinical Update

NanoCyclo is the Company’s topical formulation of cyclosporine, in development the treatment of psoriasis and severe atopic dermatitis (eczema). Immune’s NanoCyclo technology enhances penetration of cyclosporine by formulating it in polymer-coated nanoparticles.

NanoCyclo is protected by an extensive patent portfolio licensed from the technology transfer office of the Hebrew University in Jerusalem. We intend to pursue a 505(b)(2) regulatory pathway for NanoCyclo. Currently, we are producing NanoCyclo for our upcoming preclinical studies.

NanoCyclo Expected Near-Term Milestones

•	Complete preclinical and toxicity studies in 1H 2018
•	Initiate manufacture of clinical supplies in Q3 2018
•	Commence a proof-of-concept trial in psoriasis patients in 2H 2018

“2017 was a transformational year for Immune. From a corporate perspective, we initiated our strategic business plan to unlock what we believe to be Immune’s intrinsic value by focusing on bertilimumab and NanoCyclo, while strengthening our management team and streamlining our operations with the initiation of the divestiture of our unrelated oncology business,” commented Mr. Maza. “We have taken important steps in building a solid foundation for the Company. We remain focused on advancing our clinical programs over the course of 2018 and look forward to reporting data from several studies over the next year. We are excited about the future for Immune and truly believe we have positioned the Company for a breakthrough year in 2018.”

About Immune Pharmaceuticals, Inc.

Immune Pharmaceuticals Inc. is a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases. Immune’s lead program, bertilimumab, is a first-in-class, fully human monoclonal antibody that targets and lowers levels of eotaxin-1, a chemokine that plays a role in immune responses and attracts eosinophils to the site of inflammation. By neutralizing eotaxin-1, bertilimumab may prevent the migration of eosinophils and other cells, thus helping to relieve associated inflammatory conditions. Currently, Immune is conducting two phase 2 clinical trials to test bertilimumab in patients suffering from bullous pemphigoid and ulcerative colitis, respectively. Bertilimumab may have application in other diseases, including atopic dermatitis, immune and inflammatory hepatitis, and asthma.

Safe Harbor Statements Regarding Forward Looking Statements

The statements in this news release made by representatives of Immune relating to matters that are not historical facts, including without limitation, those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Immune’s product candidates and the sufficiency of Immune’s cash and other capital resources, the continued development by Immune of bertilimumab or its determination to seek Orphan Drug designation for the pharmaceutical product of bertilimumab are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, or Immune’s ability to fund such efforts with or without partners. Immune undertakes no obligation to update any of these statements. In addition, there can be no assurance that Immune will successfully complete its anticipated corporate restructuring, filing of the Form 10, or consummation of the spin-off of Cytovia, or that Immune will be able to reduce expenses, capitalize on strategic alternatives, develop its assets, and generate value for shareholders. Immune may, at any time and for any reason until the proposed spin-off is complete, abandon the spin-off or modify its terms and conditions, or consider competing, alternate or complimentary transactions or offers by third parties at the discretion of Immune’s board of directors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Immune’s filings with the Securities and Exchange Commission, including those discussed in Immune’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports filed on Form 8-K.

Investor Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

(908) 938-1475

jtc@jtcir.com

SOURCE Immune Pharmaceuticals Inc.

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